Exhibit 99.1
                                                                   Press Release

                                    FOR:  Cognizant Technology Solutions Corp.
                                          500 Glenpointe Centre West
                                          Teaneck, NJ  07666

                                CONTACT:   Gordon Coburn
                                           Chief Financial Officer
                                           201-678-2712
                                           gcoburn@cognizant.com

FOR IMMEDIATE RELEASE                      Investors: Ian Bailey/Kirin Smith
---------------------                      Media: Brian Maddox/Scot Hoffman
                                           Financial Dynamics
                                           212-850-5600
                                           shoffman@fd-us.com

   COGNIZANT TO ACQUIRE YGYAN CONSULTING, AN INDIA-BASED SAP SERVICES FIRM

      Increased Customer Needs for Offshore Enterprise Application Services
                               Drives Acquisition


Teaneck, NJ - February 20, 2004 - Cognizant Technology Solutions (Nasdaq: CTSH), a leading provider of IT services, today announced the acquisition of Ygyan Consulting, a Pune, India-based SAP services provider. Ygyan has been a SAP services partner since 2000, and was also recently selected as a channel partner of SAP India for the mySAP All-in-One solutions. Ygyan has developed pre-configured solutions for the Trading and Distribution industry.

"Cognizant is seeing increased demand from our customers for many SAP services, including upgrading and enhancing their SAP applications, and ongoing maintenance and support," said John Beaumont, SAP Practice Head for Cognizant. "The Ygyan acquisition will help us meet customer needs and increase our SAP capabilities."

Ygyan has 85, primarily offshore, consultants in the SAP practice offering the entire range of SAP services and will augment Cognizant's ability to deliver offshore application management projects, large implementation projects, SAP version upgrades, and ABAP development projects. Ygyan also has expertise in all SAP modules including the BusinessWarehouse and CRM.

"We are looking forward to becoming a part of Cognizant's global team," said Anant Padmanabhan, Managing Director of Ygyan. "We believe that being a part of a world-class company like Cognizant provides the opportunity to best leverage our excellent niche skills."

"There is a growing demand for all offshore services, including SAP," said Lakshmi Narayanan, CEO and President of Cognizant. "Cognizant's strategy of making very focused "tuck-in" acquisitions to meet specific needs has been working well."

The transaction is expected to be completed by the end of February.

ABOUT COGNIZANT TECHNOLOGY SOLUTIONS

Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management and change management through its onsite/offshore outsourcing model.

Cognizant's more than 9,500 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked #1 in Forbes' Hot Shots 200 Up & Comers and ranked as the top information technology company in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-Q and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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